Exhibit 99.1

Rennova Health REPORTS SECOND quarter 2016 FINANCIAL RESULTS

Conference call begins at 11:00 a.m. Eastern time today

WEST PALM BEACH, Fla. (August 15, 2016) – Rennova Health, Inc. (NASDAQ: RNVA) (NASDAQ: RNVAZ), a vertically integrated provider of industry-leading diagnostics and supportive software (“Rennova” or the “Company”), reports financial results for the three and six months ended June 30, 2016, and provides a business update.

Business highlights for the second quarter of 2016 and recent weeks include:

•	Converted approximately $2.0 million of liabilities into equity in August 2016
•	Signed an agreement with Academy Medical to provide laboratory services to U.S. federal government customers in July 2016
•	Completed a public equity raise totaling $8.6 million in gross proceeds in July 2016
•	Acquired Hartford Healthcare Corporation’s interest in Genomas, Inc., a laboratory based in Connecticut that specializes in pharmacogenomics
•	Entered into a preferred provider network agreement with Three Rivers Provider Network
•	Added electronic medication management functionality (eMAR) to the Company’s flagship M2Select electronic health record (EHR) product

Financial highlights for the second quarter of 2016 compared with the first quarter of 2016 include:

•	Net revenues of $3.1 million, compared with $1.9 million
•	Clinical Laboratory Operations net revenue of $2.5 million, compared with $1.5 million
•	Supportive Software Solutions net revenues of $0.6 million, compared with $0.5 million
•	Decision Support and Informatics net revenues of $0.2 million, compared with $0.2 million
•	Gross margin of 87.2%, compared with 70.0%

Financial highlights for the second quarter of 2016 compared to the second quarter of 2015 include:

•	Net revenues of $3.1 million, compared with $9.4 million
•	Clinical Laboratory Operations net revenue of $2.5 million, compared with $8.9 million
•	Supportive Software Solutions net revenues of $0.6 million, compared with $0.9 million
•	Decision Support and Informatics net revenues of $0.2 million, compared with no revenue
•	Gross margin of 87.2%, compared with 71.6%

Management Commentary

“Our second quarter has been in keeping with the turnaround we forecasted during our first quarter 2016 investor conference call in May,” stated Seamus Lagan, Rennova’s Chief Executive Officer. “We have made significant progress in growing our core business of toxicology testing. We continue to add EHR customers to our software division and in the last few weeks we hired a professional to lead our billing services for substance abuse facilities, from which we are experiencing strong demand for integrated services.”

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“I am particularly pleased with the success we are having adding new payer contracts. These contracts continue to expand our target market and provide more predictable and reliable payments for diagnostic services. As an example of this success, we achieved a 63% increase in net revenues for the second quarter 2016 versus the first quarter. This increase substantiates our belief that although year-over-year results are down, we have begun to experience the turnaround forecasted,” Mr. Lagan said.

“The sector in which we operate continues to be impacted by compliance matters, with many insurance companies now actively pursuing ‘bad-actors’ through the courts for reparation. Our focus on compliance, along with our extensive offering of testing services, which now includes pharmacogenomics tests, have resulted in a number of attractive new contracts with reliable payers over the past several months. For example, just last week we announced a contract with Academy Medical to promote the sale of our services to the U.S. federal government. We do not believe we would have obtained this contract without our exceptional focus on compliance. We expect to sign additional in-network contracts throughout the year.”

“In March, we announced an alliance with Genomas to offer their revolutionary PhyzioType Systems for DNA-guided management and prescription of drugs. Subsequently, within the past month, we significantly strengthened our relationship by purchasing Hartford Healthcare Corporation’s interest in Genomas. We now expect to accelerate our provision of diagnostics for DNA-guided management and prescription of drugs. These products provide guidance to physicians so that they may select the safest and most effective drugs to improve patient outcomes and enhance patient compliance. We will continue to expand this product offering in the coming weeks.”

Mr. Lagan added, “During the second quarter we added eMAR functionality to our flagship M2Select EHR solution, which automates the process of monitoring patient medications, reducing the risk of medication dispensing errors. Partnering with our EHR clients is ongoing, and we have developed and improved our offerings during the second quarter. We are excited about the creation of a more sustainable relationship with our customers because of our growing ability to provide this software and integrated services.”

Commenting on expectations for the remainder of the year, Mr. Lagan said, “We are securing additional customers – June was the most active month of onboarding new customers in two years. In addition, we are confident that the growth in core toxicology diagnostics, combined with our investment in Genomas, will provide additional revenue and open new market segments over the coming months. We are continuing to explore and develop new revenue sources for diagnostics, including direct-to-consumer testing.”

Mr. Lagan concluded, “We also continue to monitor our efficiency and expect that the cost-containment measures we have taken in recent months, which total $2.4 million annually, will further manifest themselves in our financial performance in the coming quarters. We anticipate that our current growth, combined with ongoing efforts to contain costs, will see us back to cash flow break even in the next few months.”

Financial Results

Net revenues for the second quarter of 2016 were $3.1 million, compared with $9.4 million for the second quarter of 2015. Clinical Laboratory Operations revenues for the second quarter of 2016 were $2.5 million, compared with $8.9 million for the second quarter of 2015, a decrease of 72%. The decrease was primarily due to a decline in insured test volume, partially offset by an increase in the net revenue per insured test. During the first quarter of 2015 the Company transitioned a significant portion of its testing from external reference laboratories to internal processing, which resulted in a $0.5 million decrease in direct costs of revenues, or a 62% decrease in direct costs per sample. Total samples processed declined 68% year-over-year, resulting in a $1.8 million decrease in direct costs of revenues.

Supportive Software Solutions net revenues were $0.6 million for the second quarter of 2016, compared with $0.9 million for the second quarter of 2015, a decline of 38%. The decline was due to a reduction in the amounts charged by the Supportive Software Solutions group to the Company’s Clinical Laboratory Operations group, partially offset by $0.1 million of increased revenues generated by sales of the Company’s Medical Mime product, which was launched in the fourth quarter of 2015. Decision Support and Informatics net revenues were $0.2 million for the second quarter of 2016, compared with no revenues in the prior year’s second quarter, as this segment was created with the acquisition of CollabRx, Inc. in November 2015.

Operating expenses for the second quarter of 2016 were $8.1 million, compared with $14.0 million for the prior-year second quarter. The decrease was primarily due to a decline in direct costs of revenue of $2.3 million, a decline in general and administrative expenses of $3.5 million and a decline in sales and marketing expenses of $0.5 million, partially offset by a $0.6 engineering expense.

The Company reported other expense of $0.8 million for the second quarter of 2016, compared with $0.5 million for the second quarter of 2015. The increase was mainly due to an increase in interest expense of $1.5 million during the quarter, largely offset by a gain on the change in the value of derivative instruments of $1.2 million. The Company recognized no income tax expense or benefit for the second quarter of 2016, compared with an income tax benefit of $0.9 million for the second quarter of 2015.

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Net loss attributable to common stockholders for the second quarter of 2016 was $5.9 million, or $0.40 per basic and diluted share, compared with a net loss attributable to common stockholders for the second quarter of 2015 of $5.1 million, or $0.42 per basic and diluted share.

Net revenues for the six months ended June 30, 2016 were $4.9 million, compared with $23.0 million for the six months ended June 30, 2015. The decline was primarily due to a decline in insured test volume in the Clinical Laboratory Operations segment. Operating expenses declined to $16.8 million for the six months ended June 30, 2016, compared with $25.4 million in the prior-year period. The decrease was largely due to a $5.7 million reduction in direct costs of revenue and a $3.2 million decrease in general and administrative costs. The net loss attributable to common stockholders was $10.1 million, or $0.69 per share, for the six months ended June 30, 2016, compared with a net loss attributable to common stockholders of $4.6 million, or $0.38 per basic and diluted share, for the prior-year period.

The Company had cash and cash equivalents of $0.5 million as of June 30, 2016, compared with $8.8 million as of December 31, 2015. Subsequent to the close of the second quarter, the Company closed an underwritten offering of common stock and warrants, from which the Company raised approximately $8.6 million in gross proceeds.

Non-GAAP Measures

To supplement Rennova Health’s consolidated financial statements presented in accordance with GAAP, Rennova provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted EBITDA, non-GAAP adjusted net (loss) income and non-GAAP adjusted (loss) income per diluted share.

Rennova’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of Rennova’s current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, Rennova believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Loss before income taxes	$(5,862,091)	$(5,134,148)	$(10,106,102)	$(3,149,639)

Adjustments to GAAP measure:
Depreciation and amortization	701,687	669,641	1,428,957	1,250,434
Interest expense	2,047,328	542,442	3,060,741	1,047,543
Stock compensation expense	353,271	2,712,958	362,581	3,069,421

Adjusted EBITDA	$(2,759,805)	$(1,209,107)	$(5,253,823)	$2,217,759

Depreciation and amortization	(701,687)	(669,641)	(1,428,957)	(1,250,434)
Cash interest expense	(748,823)	(104,688)	(972,860)	(363,214)
Provision for income taxes at standard 38.8%	1,633,602	769,573	2,970,388	(234,395)

Adjusted net (loss) income	$(2,576,713)	$(1,213,863)	$(4,685,252)	$369,716

Adjusted (loss) income per diluted share	$(0.17)	$(0.10)	$(0.32)	$0.03

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Conference Call and Webcast

Rennova Health management will hold a conference call and webcast today at 11:00 a.m. Eastern time to discuss second quarter financial results and provide a business update. To access the conference call dial 888-563-6275 from within the U.S. or 706-634-7417 from outside the U.S. All listeners should provide the following passcode: 60586247. Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Company’s website at www.rennovahealth.com.

Following the conclusion of the conference call, a replay will be available through August 21, 2016 and can be accessed by dialing 855-859-2056 from within the U.S. or 404-537-3406 from outside the U.S. All listeners should provide passcode 60586247. The webcast will be available for 30 days.

About Rennova Health, Inc.

Rennova Health, Inc. (NASDAQ: RNVA) provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient, effective patient experience and superior clinical outcomes. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information about Rennova Health, Inc., visit www.rennovahealth.com.

Rennova Health Safe Harbor Statement

This press release includes forward-looking statements that are subject to significant risks and uncertainties; actual results could differ materially from those projected and Rennova Health cautions investors not to place undue reliance on the forward-looking statements contained in this release. Risks and uncertainties relating to Rennova Health include those found in Rennova’s filings with the Securities and Exchange Commission, which are available on www.sec.gov. Rennova Health undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

Contacts:

Rennova Health
Sebastien Sainsbury, 561-666-9818
ssainsbury@rennovahealth.com

Investors
LHA
Kim Golodetz, 212-838-3777
Kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
bvoss@lhai.com

(Tables to follow)

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Consolidated Balance Sheets

	June 30,	December 31,
	2016	2015
	(unaudited)
ASSETS

Current assets:
Cash	$485,241	$8,833,230
Accounts receivable, net	7,849,283	8,149,484
Prepaid expenses and other current assets	1,506,204	1,193,077
Income tax refunds receivable	2,516,042	2,415,013
Total current assets	12,356,770	20,590,804

Property and equipment, net	5,760,694	7,148,295
Deposits	235,184	232,774

Total assets	$18,352,648	$27,971,873

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$3,775,440	$4,360,035
Accrued expenses	3,116,378	5,285,455
Current portion of notes payable	7,546,335	269,031
Current portion of notes payable, related party	5,112,990	5,133,888
Current portion of capital lease obligations	658,633	1,323,708

Total current liabilities	20,209,776	16,372,117

Other liabilities:
Notes payable, net of current portion	910,422	2,903,898
Capital lease obligations, net of current portion	2,394,172	2,394,171
Other non-current liabilities	2,031,821	–
Derivative liabilities	3,743,777	7,495,486

Total liabilities	29,289,968	29,165,672

Commitments and contingencies

Preferred stock, 5,000,000 shares authorized:
Series B preferred stock, $0.01 par value, 5,000 shares authorized, issued and outstanding at June 30, 2016 and December 31, 2015	50	50
Series C preferred stock, $0.01 par value, 10,350 shares authorized, 8,740 and 9,000 shares issued and outstanding at June 30, 2016 and December 31, 2015	87	90
Series E preferred stock, $0.01 par value, 45,000 shares authorized, issued and outstanding at June 30, 2016 and December 31, 2015	450	450
Common stock, $0.01 par value, 500,000,000 shares authorized, 14,886,331 shares issued and outstanding at June 30, 2016, 50,000,000 shares authorized, 14,651,837 shares issued and outstanding at December 31, 2015	148,863	143,951
Additional paid-in-capital	27,046,509	26,688,837
Accumulated deficit	(38,133,279)	(28,027,177)
Total stockholders' deficit	(10,937,320)	(1,193,799)

Total liabilities and stockholders' deficit	$18,352,648	$27,971,873

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Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net Revenues	$3,053,712	$9,381,651	$4,932,525	$23,030,433

Operating expenses:
Direct costs of revenue	390,103	2,668,357	954,303	6,699,631
General and administrative	5,894,327	9,396,040	11,848,373	15,035,973
Sales and marketing expenses	590,271	1,139,567	1,463,711	2,321,788
Engineering	567,409	–	1,090,177	–
Bad debt	100	99,754	1,385	99,754
Depreciation and amortization	701,687	669,641	1,428,957	1,250,434
Total operating expenses	8,143,897	13,973,359	16,786,906	25,407,580

Loss from operations	(5,090,185)	(4,591,708)	(11,854,381)	(2,377,147)

Other income (expense):
Other income	2	2	100,012	23
Change in fair value of derivative instruments	1,293,072	–	4,726,660	–
(Loss) gain on legal settlement	(17,652)	–	(17,652)	275,028
Interest expense	(2,047,328)	(542,442)	(3,060,741)	(1,047,543)
Total other (expense) income	(771,906)	(542,440)	1,748,279	(772,492)

Loss before income taxes	(5,862,091)	(5,134,148)	(10,106,102)	(3,149,639)

(Benefit) provision for income taxes	–	(878,700)	–	98,800

Net loss	(5,862,091)	(4,255,448)	(10,106,102)	(3,248,439)

Preferred stock dividends	–	797,344	–	1,320,394

Net loss attributable to common stockholders	$(5,862,091)	$(5,052,792)	$(10,106,102)	$(4,568,833)

Net loss per common share:
Basic and diluted	$(0.40)	$(0.42)	$(0.69)	$(0.38)

Weighted average number of common shares outstanding during the period:
Basic and diluted	14,777,036	12,012,282	14,753,283	11,902,415

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